AUTOMATIC DATA PROCESSING, INC. 2018 OMNIBUS AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

AUTOMATIC DATA PROCESSING, INC. (the “Company”), pursuant to the 2018 Omnibus Award Plan, as amended from time to time (the “Plan”), hereby irrevocably grants you (the “Participant”), on [DATE] (the “Grant Date”), a forfeitable Restricted Stock Unit Award (the “Restricted Unit Award”), subject to (1) the restrictions, terms and conditions herein, and (2) any additional terms and conditions applicable to the Participant, as set forth in the appendices attached hereto (the “Appendices”).

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant, on the terms and conditions described in this Restricted Stock Unit Award Agreement, including the Appendices, together, the “Agreement”).

NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:

1.    Terms and Conditions.

(a)     Vesting. Subject to the other terms and conditions contained in this Agreement, the Restricted Period with respect to:

(i)     one third of the Restricted Unit Award shall lapse on the first anniversary of the Grant Date;

(ii)     an additional one third of the Restricted Unit Award shall lapse on the second anniversary of the Grant Date; and

(iii)     the remainder of the Restricted Unit Award shall lapse on the third anniversary of the Grant Date;

in each case, subject to any additional terms and conditions applicable to the Participant, as set forth in the Appendices. Notwithstanding the foregoing, the Restricted Period with respect to any unvested portion of the Restricted Unit Award shall lapse as of immediately prior to the consummation of a Change in Control, unless the successor company, or a parent of the successor company, in the Change in Control agrees to assume, replace, or substitute the unvested portion of the Restricted Unit Award granted hereunder (as of the consummation of such Change in Control) with restricted stock units on substantially identical terms, as determined by the Committee.

(b)     Dividend Equivalents; Settlement; Payment.

(i)     Dividend Equivalents. If the Participant’s home country is the United States, each time the Company pays a dividend with respect to a share of Common Stock during the period from the Grant Date until the time at which the

Restricted Period lapses in respect of the Restricted Unit Award (each such payment date, a “Dividend Payment Date”), the Company shall pay to the Participant a dividend equivalent in cash in an amount equal to (i) the amount of such dividend, multiplied by (ii) the number of shares underlying the Restricted Unit Award, as soon as administratively possible (but not later than 30 days) after the Dividend Payment Date.

(ii)     Settlement; Payment. If the Participant’s home country is the United States, the Company shall settle as soon as administratively possible (but not later than 30 days) after the applicable vesting date, any vested portion of the Restricted Unit Award by causing one share of Common Stock for each vested Restricted Stock Unit that is outstanding (and not previously forfeited) to be registered in the name of the Participant and held in book-entry form. If the Participant’s home country is not the United States, (x) the Company shall settle as soon as administratively possible after the applicable vesting date, any vested portion of the Restricted Unit Award by the payment to the Participant in cash (without interest) of an amount equal to the Participant’s vested portion of the Restricted Unit Award, subject to applicable Tax-Related Items (as defined in Appendix B to this Restricted Stock Unit Award Agreement) and (y) at no time shall the Participant be deemed for any purpose to be the owner of shares of Common Stock in connection with a Restricted Unit Award and the Participant shall have no right to dividends or dividend equivalent payments in respect of the Restricted Unit Award.

(c)     Forfeiture. Except as otherwise determined by the Committee in its sole discretion or as set forth in Section 1(a), any unvested portion of Restricted Unit Awards, including any applicable cash dividend equivalents, shall be forfeited without consideration to the Participant upon the Participant’s termination of employment with the Company or its Affiliates for any reason; provided, however, that if (x) on the Grant Date, the Participant is eligible to receive performance stock units as part of his or her annual equity award mix, (y) the Participant’s home country is the United States and (z) such Participant’s employment with the Company or one of its Affiliates is terminated due to retirement (defined for purposes of this Agreement as voluntary termination of employment at or after age 55 with 10 years of service with the Company or its Affiliates) on or after January 1st of the fiscal year of the Grant Date but prior to the third anniversary of the Grant Date, then the unvested portion of the Restricted Unit Award shall not be forfeited but shall remain outstanding, including the cash dividend equivalents relating thereto, and the Restricted Period shall lapse with respect to such unvested portion on the normal schedule set forth in Section 1(a) as if the Participant’s employment had not terminated; provided, further, that if (A) (i) on the Grant Date, the Participant is eligible to receive performance stock units as part of his or her annual equity award mix, (ii) the Participant’s home country is not the United States and (iii) such Participant’s employment with the Company or one of its Affiliates is terminated due to retirement (as defined above) on or after January 1st of the fiscal year of the Grant Date but prior to the third anniversary of the Grant Date or (B) the Participant’s employment with the Company or one of its Affiliates is terminated due to death or Disability prior to the third anniversary of the Grant Date, then the unvested portion of the Restricted Unit Award shall vest in full upon such termination.

Further, if the Participant’s home country is not the United States, for purposes of the Award, the Participant’s employment relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not such termination is later found invalid or in breach of employment laws in the jurisdiction where the Participant is employed, or the terms of the Participant’s employment agreement, if any), and such date will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any). The Committee shall have the exclusive discretion to determine when the Participant may still be considered to be providing active services for purposes of the Restricted Unit Award (including whether the Participant may still be considered to be providing services while on a leave of absence).

(d)     Tax Withholding. The Participant shall be required to satisfy any and all required withholding taxes in respect of the Restricted Unit Award in accordance with the provisions of Section 14(e) of the Plan.

(e)     Rights as a Stockholder. The Participant shall have no rights with respect to the shares underlying the Restricted Unit Award unless and until the Participant becomes the record owner of such shares.

2.     Restrictive Covenant Agreement; Clawback; Incorporation by Reference.

(a)     Restrictive Covenant Agreement. If the Participant’s home country is Australia, Canada, or the United States, this Restricted Unit Award is conditioned upon the Participant’s agreement to this Agreement and the Restrictive Covenant Agreement furnished herewith and which includes, among other provisions, certain non-competition, non-solicitation and non-disclosure covenants. If such Participant does not agree (whether electronically or otherwise) to this Agreement and the Restrictive Covenant Agreement within ninety (90) days from the Grant Date, the Restricted Unit Award shall be terminable by the Company.

(b)     Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Restricted Unit Award may be forfeited without consideration if the Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement (including, if applicable, the Restrictive Covenant Agreement furnished herewith) between the Participant and the Company or any Affiliate. If the Participant engages in any activity referred to in the preceding sentence, the Participant shall, at the sole discretion of the Committee, (x) if the Participant’s home country is the United States, forfeit any gain realized in respect of the Restricted Unit Award (which gain shall be deemed to be an amount equal to the Fair Market Value, on the applicable vesting date, of the shares of Common Stock delivered to the Participant), and repay such gain to the Company or (y) if the Participant’s home country is not the United States, forfeit the amount paid in respect of the Restricted Unit Award, and repay such amount to the Company. In addition to the foregoing, the Restricted Unit Award may be subject to recoupment by the Company pursuant to the terms and requirements of the Company’s Clawback Policy, effective as of December 1, 2023, as may be amended from time to time, if the Participant is subject to such Clawback Policy.

(c)     Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

3.     Compliance with Legal Requirements. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the grant or payment of the Awards, including the delivery of shares of Common Stock, the Company shall not be required to grant or pay the Award, or deliver any shares subject to the Restricted Unit Award prior to the completion of any registration or qualification of the Award or shares under any U.S. or non-U.S. federal, state or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Award or shares with any U.S. federal or state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the grant of the Award or the issuance or sale of the shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to the grant or payment of the Award, including the issuance of shares.

4.     Transferability. No Restricted Unit Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

5.     Miscellaneous.

(a)     Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)     Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)     No Right to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without cause at any time for any reason whatsoever.

(d)     Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(e)     Entire Agreement. This Agreement, the Plan and, if applicable, the Restrictive Covenant Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto; provided, however, that if the Participant’s home country is Australia, Canada or the United States, the Participant understands that the Participant may have an existing agreement(s) with the Company, through prior awards, acquisition of a prior employer or otherwise, that may include the same or similar covenants as those in the Restrictive Covenant Agreement furnished herewith, and acknowledges that the Restrictive Covenant Agreement is meant to supplement any such agreement(s) such that the covenants in the agreements that provide the Company with the greatest protection enforceable under applicable law shall control, and that the parties do not intend to create any ambiguity or conflict through the execution of the Restrictive Covenant Agreement that would release the Participant from the obligations the Participant has assumed under the restrictive covenants in any of these agreements. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.

(f)     Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Restricted Unit Award or this Agreement, to the extent permitted by applicable law where the Participant resides, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New Jersey and agree that such litigation shall be conducted only in the courts of Essex County, New Jersey, or the federal courts of the United States for the District of New Jersey, and no other courts, such jurisdiction being where the grant is made and/or to be performed.

(g)     Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.

(h) Appendices. If the Participant’s home country is not the United States, this Restricted Unit Award shall be subject to the additional terms and conditions set forth in Appendices B, C and D to this Agreement, as applicable to the Participant’s country. Moreover, if Participant relocates from the U.S. to one of the countries included in Appendix D or if the Participant relocates between countries included in Appendix D during the life of the Restricted Unit Award, the additional terms and conditions set forth in Appendices B, C and D to this Agreement shall apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices B, C and D constitute part of this Agreement. Participants whose home country is not the United States should review Appendices B, C and D to this Agreement carefully.

(i) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(j) Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market-abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock, or rights linked to the value of shares of Common Stock during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy. The Participant is responsible for complying with any applicable restrictions, and should speak to his or her personal legal advisor for further details regarding any applicable insider trading and/or market abuse laws in the Participant’s country.

(k) Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(l) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Unit Awards and on any payment received under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

By accepting this Agreement through the online acceptance tool on Fidelity Stock Plan Services’ website, the Participant agrees to all of the terms and conditions in this Agreement and the Plan.

AUTOMATIC DATA PROCESSING, INC.

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